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Exhibit 23 (c)

        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

           As independent public accountants, we hereby consent to the incorporation by reference of our report dated April 24, 1998 on the financial statements of SunTech Processing Systems, LLC, included in the Form 8-K Amendment No. 1 filed by Transaction Network Services, Inc. with the Securities and Exchange Commission into the Form S-3 registration statement filed by Transaction Network Services, Inc. (registration no. 333-52221), as amended by Amendment No. 1 dated May 21, 1998.


                                              /s/ CHESHIER & FULLER, LLP
                                              --------------------------
                                              Cheshier & Fuller, LLP

        Dallas, Texas
        May 20, 1998